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                                                                    Exhibit 23.2

[Company Logo of PricewaterhouseCoopers]

                                             Kesselman & Kesselman
                                             Certified Public Accountants
                                             Trade Tower, 25 Hamered Street
                                             Tel Aviv 68125 Israel
                                             P.O Box 452 Tel Aviv 61003
                                             Telephone +972-3-7954555
                                             Facsimile +972-3-7954556

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use, in the Registration Statement on Form F-1 (Registration No. 333- ________) of Hutchison Telecommunications International Limited, of our report - dated March 30, 2004 - on the financial statements of Partner Communications Company Ltd. (hereafter - "Partner") for the fiscal year ended December 31, 2003, which are included in the Prospectus that forms part of this Registration Statement. We also consent to the references to our firm under the caption "Experts" regarding Partner's financial statements in this Prospectus.


                                    /s/ Kesselman & Kesselman
                                    -------------------------
Tel-Aviv, Israel                    Kesselman & Kesselman
September 3, 2004                   Certified Public Accountants (Isr.)